Exhibit 10.34

OFFICE LEASE AGREEMENT

FOR SPACE AT

55 CAMBRIDGE PARKWAY, CAMBRIDGE, MA

BETWEEN

55 CAMBRIDGE PARKWAY, INC.

AS LANDLORD

AND

CELUNOL CORP.

AS TENANT

DATED

As of April 5, 2007

TABLE OF CONTENTS

1.	Definitions and Basic Provisions	4
2.	Lease Grant	4
3.	Tender of Possession	4
4.	Rent	5
5.	Delinquent Payment; Handling Charges	6
6.	Security Deposit	6
7.	Services; Utilities; Common Areas.	7
	(a) Services	7
	(b) Excess Utility Use	8
	(c) Common Areas	8
8.	Alterations; Repairs; Maintenance; Signs.	9
	(a) Alterations	9
	(b) Repairs; Maintenance.	10
	(c) Mechanic’s Liens	12
	(d) Signs	13
9.	Use	13
10.	Assignment and Subletting.	14
	(a) Transfers	14
	(b) Consent Standards	15
	(c) Request for Consent	15
	(d) Conditions to Consent	15
	(e) Attornment by Subtenants	16
	(f) Cancellation	16
	(g) Additional Compensation	16
11.	Insurance; Waivers; Subrogation; Indemnity.	16
	(a) Tenant’s Insurance	16
	(b) Landlord’s Insurance	17
	(c) No Subrogation	18
	(d) Indemnity	18
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee.	18
	(a) Subordination	18
	(b) Attornment	19
	(c) Notice to Landlord’s Mortgagee	19
	(d) Landlord’s Mortgagee’s Protection Provisions	19
13.	Rules and Regulations	19
14.	Condemnation.	20
	(a) Total Taking	20
	(b) Partial Taking - Tenant’s Rights	20
	(c) Partial Taking - Landlord’s Rights	20
	(d) Award	20
15.	Fire or Other Casualty.	20
	(a) Repair Estimate	20
	(b) Tenant’s Rights	20

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	(c) Landlord’s Rights	21
	(d) Repair Obligation	21
	(e) Abatement of Rent	21
16.	Personal Property Taxes	21
17.	Events of Default	21
	(a) Payment Default	22
	(b) Abandonment	22
	(c) Estoppel/Financial Statement/Commencement Date Letter	22
	(d) Insurance	22
	(e) Mechanic’s Liens	22
	(f) Other Defaults	22
	(g) Insolvency	22
18.	Remedies	22
	(a) Termination of Lease	22
	(b) Termination of Possession	23
	(c) Perform Acts on Behalf of Tenant	23
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies.	24
	(a) Payment by Tenant	24
	(b) No Waiver	24
	(c) Cumulative Remedies	24
20.	[INTENTIONALLY OMITTED]	24
21.	Surrender of Premises	24
22.	Holding Over	25
23.	Certain Rights Reserved by Landlord	25
	(a) Building Operations	25
	(b) Security	25
	(c) Repairs and Maintenance	26
	(d) Prospective Purchasers and Lenders	26
	(e) Prospective Tenants	26
24.	Substitution Space	26
25.	Hazardous Materials.	26
26.	Miscellaneous.	28
	(a) Landlord Transfer	28
	(b) Landlord’s Liability	28
	(c) Force Majeure	28
	(d) Brokerage	29
	(e) Estoppel Certificates	29
	(f) Notices	29
	(g) Separability	29
	(h) Amendments; Binding Effect	29
	(i) Quiet Enjoyment	29
	(j) No Merger	30
	(k) No Offer	30
	(l) Entire Agreement	30
	(m) Waiver of Jury Trial	30
	(n) Governing Law	30

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	(o) Recording	30
	(p) Joint and Several Liability	30
	(q) Financial Reports	30
	(r) Landlord’s Fees	31
	(s) Telecommunications	31
	(t) Confidentiality	31
	(u) Authority	31
	(v) List of Exhibits	32
	(w) Patriot Act	32
27.	Other Provisions	33

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BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	As of April 5, 2007

Landlord:	55 Cambridge Parkway, Inc., a Delaware corporation

Tenant:	Celunol Corp., a Delaware corporation

Premises:	Approximately 20,623 rentable square feet on the eighth (8th) floor of the East Wing of the building commonly known as 55 Cambridge Parkway (the “Building”), and whose street address is 55 Cambridge Parkway, Cambridge, MA. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)).

Original Term:	Approximately six (6) years and three (3) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the month during which the sixth (6th) anniversary of the Base Rent Commencement Date occurs (unless the Base Rent Commencement Date is the first (1st) day of a month in which event the Original Term shall end on the day before the sixth (6th) anniversary of the Base Rent Commencement Date) subject to adjustment and earlier termination as provided in this Lease.

Commencement Date:	The earliest of: (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto); or (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto)).

Base Rent:

Base Rent for the initial Term shall be the following amounts (the monthly components of which Base Rent shall be referred to herein as “Monthly Base Rent”):

(i) For the period (the “First Rental Period”) commencing on the ninetieth (90th) day following the Commencement Date (the “Base Rent Commencement Date”) and ending on the last day of the first (1st) full calendar year after the partial month during which the Base Rent Commencement Date occurs (or, if the Base Rent Commencement Date occurs on the first (1st) day of a month, on the last day of the first (1st) year that begins on the Base Rent Commencement Date): $763,051.00 per annum ($63,587.58 per month);

(ii) For the twelve (12) month period that begins on the first (1st) day after the First Rental Period (the “Second Rental Period”): $773,362.50 per annum ($64,446.88 per month);

(iii) For the twelve (12) month period that begins on the first (1st) day after the Second Rental Period (the “Third Rental Period”): $783,674.00 per annum ($65,306.17 per month);

(iv) For the twelve (12) month period that begins on the first (1st) day after the Third Rental Period (the “Fourth Rental Period”): $845,543.00 per annum ($70,461.92 per month);

(v) For the twenty-four (24) month period that begins on the first (1st) day after the Fourth Rental Period: $866,166.00 per annum ($72,180.50 per month); and

(vi) Extension Term: See Exhibit I.

Notwithstanding the above, Tenant shall not be obligated to pay for the portion of Base Rent attributable to the ninety (90) day period beginning on the Commencement Date.

Security Deposit:	$204,081.77

Rent:	Base Rent, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto), Electricity Charges and Parking Charges and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use, and for no other purpose whatsoever.

Tenant’s Proportionate Share:	7.47%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 275,968 rentable square feet.

Initial Liability Insurance Amount:	$2,000,000

Broker/Agent:	For Tenant: Richards Barry Joyce & Partners For Landlord: Lincoln Property Company

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Tenant’s Address:	Prior to Commencement Date: Celunol Corp. One Memorial Drive Cambridge, MA 02142 Attention: Bar Littlefield, Vice President Finance & Administration Telephone: (617) 674-5306 Telecopy: (617) 674-5353	Following Commencement Date: At the Premises Attention: Bar Littlefield, Vice President Finance & Administration

Landlord’s Address:	For all Notices: c/o Cushman and Wakefield of Massachusetts 55 Cambridge Parkway Cambridge, MA 02142 Attention: Baron Hartley Telephone: (617) 494-9197 Telecopy: (617) 494-5459

With a copy to:

Invesco Real Estate

500 Three Galleria Tower

13155 Noel Road

Dallas, Texas 75240

Attention: Asset Manager

               281 Winter Street

               Waltham, MA

Telephone:  (972) 715-7496

Telecopy:    (972) 715-5816

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:

55 CAMBRIDGE PARKWAY, INC.,

a Delaware corporation

By: /s/    KEVIN JOHNSON

Name: Kevin Johnson

Title: Vice President

TENANT:

CELUNOL CORP.,

a Delaware corporation

By: /s/    BARBARA LITTLEFIELD

Name: Barbara Littlefield

Title: Vice President Finance & Admin

Execution Date: 4-4-07

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OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of April 5th, 2007, between 55 Cambridge Parkway, Inc., a Delaware corporation (“Landlord”), and Celunol Corp., a Delaware corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally, regionally or state recognized holiday observed by Landlord at the Building; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 8 a.m. to 6 p.m. on Business Days and 8 a.m. to 1 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

3. Tender of Possession. Subject to the other terms and provisions of this Lease, Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant with the “Work” (as such term is defined in Exhibit D) having been substantially completed (“Delivery Condition”) on or about October 1, 2007 (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in Delivery Condition to Tenant by the Estimated Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder or be liable for damages therefor; and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the prior sentence, in the event that such possession shall not have been delivered to Tenant in Delivery Condition on or before November 15, 2007 (or such later date due to Tenant Delay Days and Force Majeure events under Section 26(c) [“Force Majeure”]), Tenant shall have the right to receive a rent credit against Tenant’s obligations to pay Base Rent (when such obligations commence on the Base Rent Commencement Date) equal to $1,045.00 per day for each day after such November 15, 2007 date (as so extended, as applicable, for Tenant Delay Days and Force Majeure) that Landlord is

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unable to deliver possession of the Premises to Tenant in Delivery Condition. Notwithstanding the above provisions of this Section 2, in the event that Landlord is unable to tender possession of the Demised Premises to Tenant in Delivery Condition on or before January 1, 2008 (as such date shall be extended by Tenant Delay Dates and Force Majeure), (such date, as so extended as applicable, the “Termination Date”) Tenant shall have the right to terminate this Lease by notice provided to Landlord on or before the earlier of (a) fifteen (15) days following the Termination Date, or (b) the date such possession shall have been delivered to Tenant. In the event Tenant terminates this Lease in pursuant to the preceding sentence, Landlord shall, within thirty (30) days of such termination, reimburse Tenant for the Excess Construction Costs actually paid by Tenant to Landlord in connection with the Work (as such terms are defined in Exhibit D). By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

4. Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes, if applicable. Except as otherwise expressly set forth herein, the foregoing covenants of Tenant are independent covenants and Tenant shall have no right to withhold or abate any payment of Base Rent, Additional Rent, Taxes, Insurance or other payment, or to set off any amount against the Base Rent, Additional Rent, Taxes, Insurance or other payment then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease or because of the condition of the Premises. Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called “dependent covenants” rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

Base Rent, adjusted as herein provided, shall be payable monthly in advance beginning on the Base Rent Commencement Date. The monthly Base Rent for any partial calendar month during which the Base Rent Commencement Date occurs shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during such partial month and the number of days in the partial month, and shall be due on the Base Rent

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Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of Prime (as published in The Wall Street Journal) plus three percent (3%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to three percent (3%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6. Security Deposit. On or before May 30, 2007, Tenant shall deliver the Security Deposit to Landlord, which Landlord shall hold, as security, for and during the Term.

Tenant shall deliver the Security Deposit to Landlord on the date hereof in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon any commercial bank satisfactory to Landlord, trust company, national banking association or savings and loan association (the “Issuing Bank”), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Rating Service, and has combined capital, surplus and undivided profits of not less than $500,000,000. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one (1) year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Boston or another location acceptable to Landlord. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

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If Tenant defaults in the payment or performance of any of the terms, covenants or conditions of this Lease beyond the expiration of applicable notice and cure periods, if any, including the payment of rent, Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any rent or any other sums as to which Tenant is in default including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (b) any damages or deficiency to which Landlord is entitled pursuant to this Lease or applicable legal requirements, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. Within thirty (30) days from the expiration or earlier termination of this Lease, Landlord shall (i) use all or a portion of the Security Deposit in accordance with this Section 6 to remedy any defaults of Tenant; and (ii) return all or the remaining portion of the Security Deposit to Tenant. After the expiration of said thirty (30) day period, Landlord shall have no further claims to the Security Deposit. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant’s obligations to pay rent or other sums due hereunder.

Upon a sale of the Lot or the Building or any financing of Landlord’s interest therein, Landlord shall transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee or lender (if required by such lender). With respect to the Letter of Credit, within five days after notice of such sale or financing, Tenant, at Landlord’s sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender (if required by such lender), as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Provided that such cash Security Deposit or Letter of Credit is transferred to the new landlord or lender, Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

7. Services; Utilities; Common Areas.

(a) Services. Landlord covenants during the Term: (i) to furnish through Landlord’s employees or independent contractors, the Building services listed in Exhibit L, the costs for which (except “Electricity Charges”, as such term is defined in Exhibit C and Exhibit L) shall be included in Operating Costs; and (ii) to furnish through Landlord’s employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant. If Tenant desires HVAC service at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing HVAC service to

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Tenant at a time other than Normal Business Hours shall be assessed at the rate of $75.00 per hour of post-Normal Business Hours HVAC service, which rate shall be subject to increase based on increases in Landlord’s actual costs of providing such service.

(b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Exhibit L, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Exhibit L shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.

(c) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project intended for the common use of all tenants, including among other facilities, the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage (if any), and the like, but excluding: (i) space in the Building designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas leased to a single-purpose user where access is restricted; and (iv) the Premises. In addition, although the roof(s) of the Building

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is not literally part of the Common Area, it will be deemed to be so included for purposes of: (i) Landlord’s ability to prescribe rules and regulations regarding same; and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Building. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord and other tenants in the Building and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

(iii) With regard to the roof(s) of the building(s) in the Project, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

8. Alterations; Repairs; Maintenance; Signs.

(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will cost in excess of Ten Thousand Dollars ($10,000.00). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made

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by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work, except to the extent such loss, liability or damage results from the negligence or willful misconduct of Landlord, its agents, employees, contractors and invitees, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b) Repairs; Maintenance.

(i) By Landlord. Landlord shall, subject to reimbursement as set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for thirty (30) days (as such period may be extended for force majeure) after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Project pursuant to

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Landlord’s rights and obligations under the Lease. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

Notwithstanding the above, in the event that any of the Building services required to be provided by Landlord shall not be delivered to Tenant due to matters within Landlord’s reasonable control to remedy and such lack of services shall continue for ten (10) consecutive business days and such lack of service shall materially and adversely affect Tenant’s operations at the Premises, thereafter (i.e., commencing with the eleventh business day after such lack of services commenced), there shall be a proportionate abatement of rent, according to the extent and nature of such effect on Tenant’s operations, until such service shall resume.

(ii) By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor approved by Landlord, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than thirty (30) days after notice from Landlord (although notice shall not be required and the time period shall be shortened as Landlord determines in its sole discretion if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to five percent (5%) of the cost of repairs. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole risk of Tenant. Except to the extent of Landlord’s negligence or willful misconduct, Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping,

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ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Except to the extent of Landlord’s negligence or willful misconduct, Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

(iii) Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and INVESCO Institutional (N.A.), Inc. (“Invesco”) as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within fourteen (14) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within fourteen (14) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged

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with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.

(d) Signs. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval. If approved by Landlord, any proposed sign shall only be placed in those locations as may be designated by Landlord, and shall comply with the sign criteria promulgated by Landlord from time to time. Landlord shall provide to Tenant a listing on the main Building lobby directory and with a Building standard suite entry sign. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal shall be payable by Tenant within fourteen (14) days of invoice.

9. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Subject to Landlord’s after hours security procedures, repair situations, and subject to events beyond Landlord’s reasonable control, Tenant shall have the right to access the Premises on a 24-hour, 7-day a week basis. Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no time exceed one (1) person for each three hundred (300) rentable square feet in the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the

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Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; or which is associated with indecent or pornographic matters. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10. Assignment and Subletting.

(a) Transfers. Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) sublet any portion of the Premises; (3) grant any license, concession, or other right of occupancy of any portion of the Premises; or (4) permit the use of the Premises by any parties other than Tenant or its invitees (any of the events listed in clauses (1) through clauses (4) being a “Transfer”).

Notwithstanding the foregoing, if no Event of Default then exists under this Lease, Tenant may assign this Lease or sublet any portion or portions of the Premises without Landlord’s consent to: (a) any business entity which, at the time of such assignment, controls, is controlled by or is under common control with Tenant; (b) any business entity which succeeds Tenant as a result of a merger, consolidation or reorganization of Tenant, or (c) an entity which purchases all or substantially all of the assets of Tenant (each of the entities described in clauses (a) though (c) being referred to herein as a “Related Entity”), provided that in any of such events:

(i) the Related Entity and any other parties then liable on this Lease shall (a) have an aggregate tangible net worth immediately after such transaction at least equal to Tenant’s tangible net worth as of the end of the last fiscal year ended prior to such transaction and (b) have had aggregate net income, determined using the net income of each such party for its prior fiscal year, at least equal to Tenant’s net income for its prior fiscal year, all as documented to Landlord to its reasonable satisfaction;

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(ii) Tenant or the assignee or sublessee, as the case may be, provides Landlord with written notice of any such assignment or sublease, whether by operation of law or otherwise, not later than ten (10) days after such assignment or sublease; and

(iii) any assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder.

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default under the Lease and the proposed transferee: (1) is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project; (4) will not use the Premises or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or Project; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least twenty (20) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer, such fees not to exceed $2,000.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer (including any Transfer to a Related Entity) shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of

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an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain: (A) commercial general liability insurance in amounts of $1,000,000 per occurrence, with a $2,000,000 aggregate amount of coverage, insuring Tenant, Landlord, Landlord’s property management company and Invesco against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises

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and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment with an additional insured endorsement in form CG 20206 1185; (B) if Tenant’s operations involve the use of company owned automobiles by employees, Automobile Liability covering any owned, leased, rented or borrowed vehicles of Tenant with limits of no less than $1,000,000 of coverage; (C) All Risk Property insurance covering the full value of all Alterations and improvements and betterments in the Premises made by Tenant, naming Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (D) All Risk Property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than One Million Dollars ($1,000,000); and (G) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require (but not more than once every two years) from time to time. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 20206 1185, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least ten (10) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by domestic companies with a Best’s rating of A:VII or better. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project as set forth on Exhibit C. The foregoing insurance policies and any other insurance

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carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by Worker’s Compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this lease). To the extent commercially obtainable, each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence on the Premises, the use of the Common Areas by any Tenant Party, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment, except to the extent caused by Landlord’s negligence or willful misconduct; or (2) Tenant’s failure to perform its obligations under this Lease. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”); provided, however, that with respect to any Mortgage placed on the Building after the date hereof (a “future Mortgage”), the subordination of this Lease to such Mortgage shall be subject to the delivery by Landlord’s Mortgagee of an agreement, in the customary form of Landlord’s Mortgagee, not to disturb Tenant’s possession of the Premises and recognize Tenant’s rights under this Lease. Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. Subject to the first sentence of this clause (a) with respect to future Mortgages, the provisions of this Section 12(a) shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall

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execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement; an “SNDA”) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Without limiting the effectiveness of the above provisions, Landlord shall use reasonable efforts to obtain an SNDA from any current mortgagee of the Building on such current mortgagee’s standard form within forty-five (45) days of the date of this Lease.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, change such

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rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking—Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a per square foot basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking—Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within forty-five (45) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this

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Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; or (3) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a per square foot basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or the Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

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(a) Payment Default. Tenant’s failure to pay Rent within five (5) calendar days after written notice from Landlord that the same is due;

(b) Abandonment. Tenant abandons the Premises or any substantial portion thereof, or fails to continuously operate its business in the Premises, abandonment being defined as Tenant’s vacation of the Premises for a period greater than fourteen continuous days and failure to meet one (1) or more lease obligations;

(c) Estoppel/Financial Statement/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit F as required by Section 3, and such failure to provide any of the items in such subclauses (i), (ii) or (iii) shall continue for five (5) calendar days after Landlord’s second (2nd) written request therefor to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof or by making entry thereon for the purposes of terminating this Lease, and upon the delivery of such notice or the making of such entry this Lease shall terminate, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of

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termination; (2) all amounts due under Section 19(a); and (3) (I) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted or (II) alternatively, the amounts described in clause (3) of the first sentence under Section 18(b).

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby.

In the event that Landlord proceeds under either Section 18(a) or Section 18(b), Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.

Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a); or

(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease

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(including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20. [INTENTIONALLY OMITTED]

21. Surrender of Premises. Except for the return of the Security Deposit by Landlord following the expiration or earlier termination of this Lease, no act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials (as defined in Section 25(i) below) placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant

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(but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to the payment of the above amounts, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits or penalties to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.

23. Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays

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and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

(c) Repairs and Maintenance. Upon advance notice to Tenant (except in the case of emergency or in the course of performing normal maintenance and cleaning and janitorial services, when no notice shall be required), to enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under the Lease. Landlord shall use reasonable efforts not to interrupt Tenant’s business operations; provided, however that such efforts shall not require Landlord to perform such items during non-business hours of Tenant’s operations;

(d) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(e) Prospective Tenants. At any time during the last nine (9) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24. Substitution Space. [INTENTIONALLY OMITTED]

25. Hazardous Materials.

(a) During the term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.

(c) At any time and from time to time during the term of this Lease, Landlord may perform, at Tenant’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.

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(d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e) Tenant will not change or permit to be changed the present use of the Premises.

(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Project which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or

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“pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, Massachusetts Oil and Hazardous Material Release, Prevention and Response Act, M.G.L. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. Subject to Section 28 of this Lease, the liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or the Project shall be limited to Tenant’s actual direct, but not consequential, damages therefor. Any liability of Landlord for damages shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or

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materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic

Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within twenty (20) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without

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hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or,

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failing those, Tenant’s internally prepared financial statements; provided, however, that Landlord shall not make more than two (2) such requests in any twelve month period. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right

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and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(v) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A —	Outline of Premises
Exhibit B —	Description of the Land
Exhibit C —	Additional Rent, Taxes and Insurance
Exhibit D —	Work By Landlord
Exhibit E —	Building Rules and Regulations
Exhibit F —	Form of Confirmation of Commencement Date Letter
Exhibit G —	Form of Tenant Estoppel Certificate
Exhibit H —	Parking
Exhibit I —	Extension Option
Exhibit J —	Expansion Option
Exhibit K —	Termination Option
Exhibit L —	Landlord’s Services

(w) Patriot Act. Tenant represents and warrants to Landlord that:

(A)	Tenant is not in violation of any Anti-Terrorism Law (as defined below);

(B)	Tenant is not, as of the date hereof:

(i)	conducting any business or engaging in any transaction or dealing with any Prohibited Person (as defined below), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii)	dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii)	engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(C)	Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered an Event of Default under this Lease.

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As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

27. Other Provisions. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND, AS NOTED IN SECTION 4 OF THIS LEASE, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

28. No Other Rights in Premises. Landlord represents and warrants to Tenant that as of the date of the execution of this Lease, there are no third parties having options or rights of first offer or refusal to lease the Premises, which, if exercised, could invalidate in whole or in part this Lease and the leasehold interest granted to Tenant hereunder. In the event of a breach by Landlord under this Section 28, Tenant shall be entitled to actual damages incurred by Tenant as a result of such breach by Landlord and including, without limitation, Tenant’s expenses incurred in the negotiation and execution of this Lease and securing and relocating to another space, reasonable attorneys’ fees, moving expenses, broker’s commissions and any difference in base or additional rent.

[SIGNATURES ON FOLLOWING PAGE]

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This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD: 55 CAMBRIDGE PARKWAY, INC., a Delaware corporation

By:	/s/ Kevin Johnson
Name: Kevin Johnson
Title: Vice President

Execution Date: 4-18-07

TENANT: CELUNOL CORP., a Delaware corporation

By:	/s/ Barbara Littlefield
Name: Barbara Littlefield
Title: Vice President Finance & Admin

Execution Date: 4-4-07

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EXHIBIT A

OUTLINE OF PREMISES

A-1

EXHIBIT B

DESCRIPTION OF THE LAND

B-1

EXHIBIT C

ADDITIONAL RENT, TAXES, INSURANCE AND ELECTRICITY PAYMENTS

1. Additional Rent.

Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Building for each year of the Term exceed the annual Operating Costs per rentable square foot in the Building for calendar year 2008 (the “Base Year”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.

2. Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with Generally Accepted Accounting Principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance, repair or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (c) costs for improvements made to the Project which, although capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities; (e) repairs, replacements, and general maintenance of the Project; (f) fair market rental and other costs with respect to the management office for the Building; and (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project.

Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or vacant space in the Project, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; and (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

3. Taxes. Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. For purposes of this Section 3 only, Base Year shall mean the period of July 1, 2008 through June 30, 2009. Except for the difference in the Base Year, Tenant shall also pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

4. Insurance. Tenant shall also pay Tenant’s Proportionate Share of any increases in Insurance for each year and partial year falling within the Term over the Insurance for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

5. Operating Costs and Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit C, and of the Taxes and Insurance for the previous year (the “Operating Costs, Tax and Insurance Statement”). If Tenant’s estimated payments of Operating Costs or Taxes or Insurance under this Exhibit C for the year covered by the Operating Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.

6. Gross-Up. With respect to any calendar year or partial calendar year (including the Base Year) in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

7. Electricity. Tenant shall also make the electricity payments (“Electricity Payments”) to Landlord in the manner described in Exhibit L of this Lease.

8. Audit Right. Within sixty (60) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Operating Costs, Tax and Insurance Statement for any calendar year [(including the Base Year)], Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Costs, Taxes and Insurance for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Operating Costs, Taxes and Insurance. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Costs, Taxes and Insurance for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.

EXHIBIT D

LANDLORD’S WORK

1. Acceptance of Premises. Except as set forth in this Exhibit D, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans.

(a) Preparation and Delivery. Within seven business (7) Days after Tenant’s execution of this Lease, Tenant shall deliver to Landlord an initial space plan prepared by Business Design Group (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within three (3) Days after Tenant’s submission thereof. Tenant shall cause the Architect to revise such Space Plans in accordance with Landlord’s comments and submit them to Landlord for its review and approval within three (3) days of receiving Landlord’s reasonable comments thereon. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within one (1) Business Day after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within three (3) Days (or, in the case of resubmitted Space Plans, within one (1) Business Day) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question.

3. Working Drawings.

(a) Preparation and Delivery. On or before the date which is twenty-one (21) days following the date on which the Space Plans are approved by Tenant and Landlord, Tenant shall cause the Architect to prepare sufficiently detailed working drawings of all improvements to be installed in the Premises (the “Interim Working Drawings”) and deliver the same to Landlord and Tenant for their review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Within three (3) business days of receipt of the Interim Working Drawings, Landlord shall elicit bids from three (3) licensed, qualified contractors (each, a “Contractor”), one of which shall be J. Calnan Construction, for the costs that such contractors estimate will be incurred to construct the improvements shown on the Interim Working Drawings; provided, however, that it shall be a requirement for each Contractor (including, without limitation, J. Calnan Construction) to utilize all union subcontractors in performing the Work and each bid obtained from each Contractor shall be made on the basis that all union subcontractors shall be utilized. Upon receipt of such bids, Landlord and Tenant shall cooperate with each other and the Architect to make any adjustments to the Interim Working Drawings to achieve the cost estimates for the Work desired by the parties to produce, in all events, final Working Drawings within fifteen (15) days after Landlord’s initial receipt of the Interim Working Drawings. Notwithstanding the foregoing, Landlord and Tenant shall mutually select the Contractor that performs the Work from the three (3) Contractors submitting bids as described above.

(b) Approval Process. If the final Working Drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the fifteenth (15) day after the delivery of the delivery of the Interim Working Drawings to Landlord, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day, provided, that Landlord has complied with all of its review and timing obligations with respect to the working drawings and solicitation of bids from the Contractors.

(c) Working Drawings; Performance of Work. If any of the work described in the Working Drawings will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by Landlord’s engineer. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. Landlord shall, at Tenant’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been finally approved by the parties, Landlord shall submit the same to the applicable City of Cambridge agencies for the issuance of necessary building permits, and upon the issuance of such permits, Landlord cause the Work to be performed in substantial accordance with the Working Drawings.

4. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (1) if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the appearance of the Building’s Common Areas or elevator lobby areas (if any); Landlord may withhold its consent in its sole and absolute discretion. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

5. Definitions. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans, Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any mutually agreed upon meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the

Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Working Drawings, as reasonably determined by the Architect (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises) or, at Landlord’s option to be exercised by written notice given to Tenant, as reasonably determined by an architect selected by Landlord (“Landlord’s Architect”) so long as Landlord’s Architect shall be a licensed qualified architect that has performed architectural services on similar (i.e., to that of the Work) tenant improvement projects in the City of Cambridge within the three (3) year period prior to the date of this Lease. Notwithstanding the foregoing, in the event that the Work is Substantially Completed or Tenant takes possession of the Demised Premises on or prior to October 1, 2007, Tenant shall have no liability (including, without limitation, any Base Rent) to Landlord for any Tenant Delay Days.

6. Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. Notwithstanding anything contained herein to the contrary, Landlord shall completed all punch list items within forty-five (45) days of such agreement (which time period shall be subject to extension due to Tenant Delay Dates and Force Majeure), and in the event of such failure to complete the punch list items, Tenant may contract with a third party to complete said items and receive a credit against the next installment of Monthly Base Rent in an amount equal to Tenant’s costs incurred with completing the remaining punch list items.

7. Excess Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings (but excluding the preparation of the Space Plans, except as set forth below in Section 9 of this Exhibit D), costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 9 of this Exhibit D, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (as defined in Section 7, below, such costs exceeding the Construction Allowance hereinafter referred to as the “Excess Construction Costs”)shall be paid by Tenant in accordance with the timeframes set forth in Section 8 of this Exhibit D. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance.

Notwithstanding the foregoing, in the event that this Lease is terminated by Tenant pursuant to Tenant’s termination right contained in Section 3 of the Lease, Landlord shall, within thirty (30) days of such termination of this Lease, refund to Tenant all sums paid to Landlord pursuant to this Section and Section 8.

8. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $721,805.00 (the “Construction Allowance”) to be applied toward the Total Construction Costs, as such costs shall be adjusted for any changes to the Work or costs incurred in excess of the Space Plans (as defined below). The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord, it being agreed to and understood by Landlord and Tenant that the Construction Allowance shall be applied in full to the Total Construction Costs before Tenant is obligated to pay the Excess Construction Costs and that Tenant shall pay such Excess Construction Costs to Landlord thereafter within fifteen (15) days of Landlord’s billing therefor, which billing shall be conducted periodically as various components of the remaining Work are completed; provided that in all events the last installment of Excess Construction Costs shall be paid by Tenant to Landlord within five (5) days after the date on which Substantial Completion of the Work occurs. Notwithstanding the foregoing to the contrary, up to $2,062.30 (i.e., $0.10 per rentable square foot in the Premises) incurred by Tenant in connection with the preparation of the Space Plans (the “Space Plans Cap”) shall be reimbursed by Landlord in addition to the Construction Allowance; provided, however, that any costs incurred in connection with the preparation of the Space Plans that exceeds the Space Plans Cap shall be added to the Total Construction Costs against which the Construction Allowance shall be applied. If the Total Constructions Costs do not exceed the Construction Allowance, then the difference between the Construction Allowance and the Total Construction Costs may be utilized by Tenant, upon Tenant’s written request, as a credit against Tenant’s rental obligations under this Lease during the first two (2) years of the Term of the Lease.

9. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to two percent (2%) of the Total Construction Costs (excluding the construction supervision fee).

10. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	c/o Cushman and Wakefield of Massachusetts 55 Cambridge Parkway Cambridge, MA 02142 Attn: Baron Hartley Telephone: (617) 494-9197 Fax: (617) 494-5459

Tenant’s Representative:	Celunol Corp. 55 Cambridge Parkway Cambridge, MA 02142 Attn: Bar Littlefield, Vice President Finance & Administration Telephone: (617) 674-5306 Fax: (617) 674-5353

11. Tenant’s Access During Work. During the period of the Work, so long as Tenant shall not unreasonably interfere with the completion of the Work, Tenant shall have the right to access the Demised Premises during regular business hours for the purposes of inspecting, reviewing and commenting on the Work. This access right includes, without limitation, Tenant’s consultants and architects to determine compliance of the Work with the Space Plans.

12. Temporary Storage Space For Tenant’s Furniture and Personal Property. Beginning on the date of which the Work shall commence and continuing until five (5) days after the Commencement Date, provided that Landlord has vacant available space in the Building, Landlord shall permit Tenant to store, on a temporary basis, Tenant’s furniture and personal property in such vacant space designated by Landlord (the “Storage Space”) at no rental charge to Tenant provided that any such storage of Tenant’s furniture and personal property shall be subject to the following provisions:

(i)	Landlord shall have no responsibility or liability to Tenant for any damage to, or theft of, Tenant’s furniture and personal property when stored in the Storage Space, it being Tenant’s sole responsibility and obligation to secure and insure the same; and

(ii)	Landlord shall have the right to relocate, or cause Tenant to relocate, any such items so stored in the Storage Space to other available vacant space in the Building upon ten (10) days prior written notice to Tenant.

13. Possible Early Termination of Existing Tenancy For Demised Premises. Provided that all permits for the Work have been obtained by the date that Tenant delivers such written request, Tenant shall have the right to request in writing to Landlord that Landlord enter into negotiations with Endeca Technologies, Inc. (the “Existing Tenant”), the existing tenant under a lease for the Demised Premises, to terminate the tenancy of the Existing Tenant on a date sooner than June 30, 2007. In the event that Tenant delivers such notice to Landlord in accordance with the prior sentence, Landlord shall use reasonable efforts to negotiate with the Existing Tenant to permit such early termination of the Existing Tenant’s tenancy prior to June 30, 2007, provided that Landlord shall not be obligated to enter into any such early termination arrangement with the Existing Tenant unless Landlord shall be satisfied, in its sole discretion, with the terms and provisions of any such early termination arrangement with the Existing Tenant.

14. Miscellaneous. To the extent not inconsistent with this Exhibit D, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT E

BUILDING RULES AND REGULATIONS

1. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the premises.

2. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Premises at Tenant’s expense.

3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which are visible from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or can be felt, heard or experienced by other tenants or in common areas or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises.

6. Landlord may place reasonable restrictions on any cooking in the Premises.

7. Tenant shall not use the Premises: (a) for lodging, manufacturing or for any immoral or illegal purposes; (b) to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the premises; (c) to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the premises; or (d) for any retail use.

8. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises. Existing window treatments shall remain in place.

9. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises.

10. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

11. Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

12. Tenant shall cooperate and participate in all security programs affecting the Building.

13. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

14. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

15. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of mails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises. The use of cement or other similar adhesive material is expressly prohibited.

16. Tenant shall not waste electricity or water and agrees to cooperate fully with landlord to assure the most effective operation of the Building’s heating and air conditioning. Tenant shall keep corridor doors closed except when being used for access.

17. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

18. No smoking shall be permitted in any portion of the Building (including the Premises and all common areas within the Building). Landlord may also limit smoking in exterior areas to such location or locations as Landlord may designate from time to time. No sale or distribution of tobacco or tobacco products shall be permitted anywhere in the Building or on the Lot or any other facilities operated in connection with the Building or the Lot.

19. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Manager of the Building.

20. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Manager of the Building no later than 12:00 p.m. the preceding work day (Monday through Friday) on forms available from the office of the Manager. The request shall clearly state the start and stop hours of the “off-hour” service. Tenant shall submit to the Building Manager a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by the Landlord.

21. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of rentable square feet per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licensees therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

22. Landlord may establish reasonable rules and regulations regarding the use of the roofdeck located on the third floor of the Building, and provide for an orderly and reasonable method for the reservation of such space, which may include, if Landlord so elects, a reasonable charge therefor.

23. Janitorial services shall be provided in accordance with Exhibit L. Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness. The work of the janitor or cleaning personnel shall not be hindered by Tenant and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time without interruption of purpose for which the Premises are let. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. Boxes should be broken down to fit into containers.

EXHIBIT F

FORM OF CONFIRMATION OF COMMENCEMENT DATE LETTER

______________, 200_

Re: Lease Agreement (the “Lease”) dated _____________, 200__, between _______________, a _____________________ (“Landlord”), and _____________________, a ___________________ (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is __________, 200__.

3. Expiration Date. The Term is scheduled to expire on the last day of the ___ full calendar month of the Term, which date is ______________, 200__.

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Telecopy:

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or

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defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely, ________________, a _________________

By:

Name:

Title:

Agreed and accepted: [TENANT’S SIGNATURE BLOCK], a _________________________________________

By:

Name:

Title:

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EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the industrial building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of ___________, 200___ between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): ____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

________________________________________________________________________________.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on __________________, 200__, and the Term expires, excluding any renewal options, on _____________________, 200__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):_____________________________________________________________________________________________________

____________________________________________________________________________________________________________

________________________________________________________________________________________________

5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Base Rent is $ ______________.

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder, except as noted below in this Section 6. In addition, Tenant has not delivered any notice to Landlord

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regarding a default by Landlord thereunder, except as noted below in this Section 6 [if nothing is so noted, there is no default by Landlord.] _________________________________________.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease, except to the extent noted below in this Section 7: ___________________________________.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.	There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ________________________, 2006.

TENANT: a__________________________________________

By:

Name:

Title:

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EXHIBIT H

PARKING

So long as Tenant shall not be in default under this Lease beyond the expiration of applicable notice and cure periods, Tenant shall have the right to use twenty-eight (28) parking spaces in the underground parking garage at the Project on an unreserved, unassigned basis, in common with other tenants of the Building. Tenant shall pay to Landlord each month with the payment of Base Rent the then monthly parking charge (currently $210.00 per space per month) set by Landlord, regardless of whether Tenant or any employees of Tenant actually use such spaces, for each of the twenty-eight (28) parking spaces (the “Parking Spaces”) (the “Parking Charges”). Such rate shall be subject to change by Landlord during the Term. The parking rights described herein are not transferable, except in connection with a valid sublease of the entire Premises. Tenant shall not have the right to assign its rights in the Parking Spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the Parking Spaces to or by any other person (other than together with a valid sublease of the entire Premises). Tenant shall be responsible for causing its visitors to park only in spaces or areas marked “Visitor parking” and Tenant and its employees shall not park in spaces or areas marked “Visitor-Parking” or “No parking”. Landlord reserves the right to tow any cars parked in “Visitor Parking” or “No Parking” areas in violation of these rules and regulations at the sole expense of the owner of the improperly parked car. Landlord reserves the right to designate reserved parking spaces for the Building’s tenants. Tenant’s use of such parking spaces shall be subject to the below rules and regulations:

The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to the Landlord immediately. Please report any lights out or other possibly dangerous situations to the Landlord as soon as possible.

Restrictions

•	Damage caused by vehicles is the responsibility of vehicle owner.

•	Landlord is not responsible for theft or damage to any vehicle.

•	Landlord is not responsible for water damage from leaks in any garage or any surface parking area.

•	Landlord is not responsible for damage due to height limitations of any garage.

•	Vehicles not to exceed 2 miles per hour speed limit in any garage.

•	Vehicles that leak excessive fluids will be required to protect parking surface.

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Landlord:

Tenant:

•	Mechanical repairs to vehicles are not permitted on property.

•	Large or oversize vehicles such as motor homes, boats or trailers are not permitted.

•	No parking in fire lanes, loading zones or any other areas not designated as a parking space.

•	Landlord, at Landlord’s sole discretion, may add or modify the parking rules.

•	Landlord reserves the right to relocate the location of reserved spaces from time to time.

•	Parking Charges for reserved spaces shall be paid to Landlord by Tenant along with, and on the same due date as, the Base Rent.

Violations of rules & regulations may result in towing from the Project. Towing from the Project can only be ordered by Landlord or Landlord’s property manager. Charges for towing are to be paid by vehicle owner.

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Landlord:

Tenant:

EXHIBIT I

EXTENSION OPTION

If Tenant has not committed an Event of Default at any time during the Term, and the original Tenant is occupying the entire Premises at the time of such election, Tenant may extend this Lease for one (1) additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the Term. The Base Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space at the Project of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant’s notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice (“Landlord’s PRR Notice”), notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Base Rent shall be adjusted to the Prevailing Rental Rate as of the commencement date of the extended Term;

(b) Tenant shall have no further extension option unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit I shall terminate and Tenant shall have no right to extend this Lease. If Tenant disagrees with Landlord’s designation of the Prevailing Rental Rate, then Tenant shall have the right, by written notice given within ten (10) days after Tenant has received Landlord’s PRR Notice, to submit such Prevailing Rental Rate to arbitration as follows. Prevailing Rental Rate shall be determined by arbitrators, one to be chosen by Tenant, one to be chosen by Landlord and a third to be selected, if necessary, as below provided. Each arbitrator shall be an MAI certified appraiser with at least five (5) years experience of appraising commercial properties similar to, and in the general vicinity of, the Building. If within twenty-one (21) days after Tenant’s notice, the parties agree upon a single arbitrator, Prevailing Rental Rate shall be determined by such arbitrator. The unanimous written decision of the two first chosen without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its

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chosen arbitrator within twenty-one (21) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, then they shall so notify the then President of the Boston Bar Association and request him or her to select an impartial third arbitrator, who shall meet the above qualifications, to determine Prevailing Rental Rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Prevailing Rental Rate has not been resolved before the commencement of Tenant’s obligation to pay rent under the Lease on the basis of the Prevailing Rental Rate, then Tenant shall pay rent under the Lease in respect of the premises based upon the Prevailing Rental Rate designated by Landlord until either the agreement of the parties as to the Prevailing Rental Rate or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of rent to Tenant.

Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, or (2) Tenant sublets more than 40% of the Premises as of the commencement of the Extended Term, or (3) Tenant fails to timely exercise its option under this Exhibit I, time being of the essence with respect to Tenant’s exercise thereof.

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EXHIBIT J

EXPANSION OPTION

1. Right of Second Offer on 8th Floor West Space. Subject to (a) the rights of Finnegan Henderson Farabow Garrett & Dunner LLP (“Finnegan”), the current tenant of 9,270 rentable square feet of such space (whether or not such rights are contained in Finnegan’s lease with Landlord), (b) the right of first offer to lease 5,997 rentable square feet of such space held by Finnegan, and (c) the right of first offer to lease all of such space held by Genzyme Corporation (“Genzyme”), and so long as Tenant shall not have sublet any of the Premises, in the event that any portion of that certain 15,267 rentable square feet of space on the 8th Floor of the west wing of the Building shown on Schedule J-1 as the “8th Floor West Right of Third Offer Space” shall become available for leasing in the Landlord’s sole discretion during the Term (except that if less than eighteen (18) months are then remaining in the Original Term at the time of “Landlord’s 8th Floor West Leasing Notice”, in order for Tenant’s 8th Floor West Acceptance Notice to be valid and effective, Tenant must simultaneously exercise its right to extend the Term for the then Premises under the Lease [not including the space subject to Landlord’s 8th Floor West Leasing Notice] under Exhibit I when Tenant delivers Tenant’s 8th Floor West Acceptance Notice), Landlord shall give notice (“Landlord’s 8th Floor West Leasing Notice”) to Tenant of the availability (or anticipated availability) of such space, setting forth the terms on which Landlord would lease such space to Tenant. Tenant shall have the right, exercisable by notice to Landlord (“Tenant’s 8th Floor West Acceptance Notice”), given on or before the date which is fifteen (15) days after the giving of Landlord’s 8th Floor West Leasing Notice, to lease all (but not just a portion) of the space described in Landlord’s 8th Floor West Leasing Notice on the terms and conditions set forth in Landlord’s 8th Floor West Leasing Notice. In the event that Tenant gives such timely notice, Landlord and Tenant shall enter into an amendment to this Lease adding such space to the Premises under this Lease on the terms and conditions set forth in Landlord’s 8th Floor West Leasing Notice. If Tenant shall not elect to lease such space within the time period provided in the preceding sentence or shall fail to enter into an amendment with Landlord adding such space to the Premises under this Lease within fifteen (15) Business Days after providing Tenant’s 8th Floor West Acceptance Notice, Landlord shall be free to lease such space at any time and from time to time thereafter on any terms and conditions to a third party.

2. Right of Second Offer on 7th Floor East Space. Subject to (a) the rights of IHS Energy Group, Inc. (“IHS Energy”), the current tenant of the entire east wing of the 7th Floor of the Building (whether or not such rights are contained in IHS Energy’s lease with Landlord), and (b) the right of first offer to lease 21,389 rentable square feet of such space on the 7th Floor of the east wing of the Building held by Genzyme, and so long as Tenant shall not have sublet any of the Premises, in the event that any portion of that certain 21,389 rentable square feet of space shown on Schedule J-2 as the “7th Floor East Right of Second Offer Space” shall become available for leasing in the Landlord’s sole discretion during the Term (except that if less than eighteen (18) months are then remaining in the Original Term at the time of Landlord’s 7th Floor East Leasing Notice”, in order for Tenant’s 7th Floor East Acceptance Notice to be valid and effective, Tenant must simultaneously exercise its right to extend the Term under Exhibit I for the then Premises under the Lease [not including the space subject to Landlord’s 7th Floor East

Leasing Notice] when Tenant delivers Tenant’s 7th Floor East Acceptance Notice), Landlord shall give notice (“Landlord’s 7th Floor East Leasing Notice”) to Tenant of the availability (or anticipated availability) of such space, setting forth the terms on which Landlord would lease such space to Tenant. Tenant shall have the right, exercisable by notice to Landlord (“Tenant’s 7th Floor East Acceptance Notice”), given on or before the date which is fifteen (15) days after the giving of Landlord’s 7th Floor East Leasing Notice, to lease all (but not just a portion) of the space described in Landlord’s 7th Floor East Leasing Notice on the terms and conditions set forth in Landlord’s 7th Floor East Leasing Notice. In the event that Tenant gives such timely notice, Landlord and Tenant shall enter into an amendment to this Lease adding such space to the Premises under this Lease on the terms and conditions set forth in Landlord’s 7th Floor East Leasing Notice. If Tenant shall not elect to lease such space within the time period provided in the preceding sentence or shall fail to enter into an amendment with Landlord adding such space to the Premises under this Lease within fifteen (15) Business Days after providing Tenant’s 7th Floor East Acceptance Notice, Landlord shall be free to lease such space at any time and from time to time thereafter on any terms and conditions to a third party.

SCHEDULE J-1

8th Floor West Right of Third Offer Space

SCHEDULE J-2

7th Floor East Right of Second Offer Space

EXHIBIT K

TERMINATION OPTION

Notwithstanding anything set forth in this Lease above, so long as Tenant shall not then be in default under this Lease, Tenant shall have a one-time right to terminate the Term of this Lease as of the day immediately preceding the day before the five (5) year anniversary of the Base Rent Commencement Date (the “Early Termination Date”), by (a) giving Landlord written notice (the “Early Termination Notice”) of Tenant’s exercise of such right to cause the Lease to terminate on the Early Termination Date no later than June 1, 2011, and (b) paying to Landlord the “Early Termination Fee” (as defined below) simultaneously with the delivery of such Early Termination Notice. Upon the timely delivery of the Early Termination Notice and the timely payment of the Early Termination Fee, the Term of this Lease shall expire as of 11:59 p.m. on the Early Termination Date, provided that Tenant shall continue to be responsible for the fulfillment of its obligations under this Lease through the Early Termination Date, including without limitation, payment of all Rent due under this Lease through such Early Termination Date.

The “Early Termination Fee” shall be a fee consisting of:

(i)	the unamortized amount of brokerage fees and attorneys’ fees paid by Landlord in connection with the negotiation and execution of this Lease (documentation of such amounts to be provided to Tenant within sixty (60) days of Tenant’s written request therefor, which request may not be made before the Commencement Date); plus

(ii)	the unamortized amount of the cost of the Construction Allowance (as such term is defined in Exhibit D).

The “unamortized amounts” referred to in the immediately prior paragraph under clauses (i) and (ii) shall be calculated for such clauses (i) and (ii) in the aggregate to equal the amount of principal which would remain unpaid as of the Early Termination Date with respect to a loan in an original principal amount equal to the Early Termination Fee and which is repaid in equal monthly installments of principal and interest on a direct reduction basis beginning on the Base Rent Commencement Date and ending on the last day of the original Term, with interest at the rate of eight percent (8%) per annum.

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EXHIBIT L

LANDLORD’S SERVICES

I.	CLEANING

A.	Office Area

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.	Empty and clean all waste receptacles; wash receptacles as necessary.

2.	Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.	Vacuum all rugs and carpeted areas.

4.	Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5.	Wash clean all water fountains.

6.	Remove and dust under all desk equipment and telephones and replace same.

7.	Wipe clean all brass and other bright work.

8.	Hand dust all grill work within normal reach.

Weekly:

1.	Dust coat racks, and the like.

2.	Remove all finger marks from private entrance doors, light switches and doorways.

Quarterly:

1.	Clean and spray wax vinyl tile floors in tenant areas.

2.	Render high dusting not reached in daily cleaning to include:

a.	Dusting all pictures, frames, charts, graphs, and similar wall hangings.

b.	Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

c.	Dusting all pipes, ducts, and high moldings.

B.	Lavatories

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.	Sweep and damp mop floors.

2.	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers and piping.

3.	Wash all toilet seats.

4.	Wash all basins, bowls and urinals.

5.	Dust and clean all powder room fixtures.

6.	Empty and clean paper towel and sanitary disposal receptacles.

7.	Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be finished by Landlord.

8.	A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1.	Machine scrub lavatory floors.

2.	Wash all partitions and tile walls in lavatories.

C.	Main Lobby, Elevators, Building Exterior and Corridors

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.	Sweep and wash all floors.

2.	Wash all rubber mats.

3.	Clean elevators, wash or vacuum floors, wipe down walls and doors.

4.	Spot clean any metal work inside lobby.

5.	Spot clean any metal work surrounding Building entrance doors.

Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.	Window Cleaning

Windows of exterior walls will be washed quarterly.

II.	HEATING, VENTILATING, AND AIR CONDITIONING

1.	Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

2.	Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant’s expense.

III.	WATER

Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.	ELEVATORS

Elevators for the use of all tenants and the general for access to and from all floors of the Building. Programming of elevators (including, but not limited service elevators) shall be as Landlord from time to determines best for the Building as a whole.

V.	RELAMPING OF LIGHT FIXTURES

Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.

VI.	CAFETERIA AND VENDING INSTALLATIONS

1.	Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary, it being understood that Landlord’s approval of such use must be first obtained in writing.

2.	Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant’s expense.

VII.	ELECTRICITY

A.	Landlord shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures, and appliances used in or for the benefit of the Premises in accordance with the provisions of the Lease of which this Exhibit is a part.

B.	Electricity to the Premises shall be submetered or check metered to the Premises. Tenant shall pay for all charges for electric consumption (“Electricity Payments”) in the Premises as reasonably determined by Landlord, but without mark-up above actual cost, within ten (10) days of Landlord’s invoice therefor, from time to time, but not more often than monthly; provided that upon written notice from Landlord, Tenant shall pay an estimate of such charges, as reasonably determined by Landlord from time to time, monthly at the same time and in the same manner as payments of Base Rent, with appropriate payment (or credit against future electric charges) to be made annually based upon Landlord’s revised estimates for the prior year. If at any time electric charges for the Premises are payable to the utility therefor, because of the installation of submeters or check meters or otherwise, Tenant shall pay such charges before they become due. The foregoing shall not constitute Landlord’s consent to the installation of any such meters. Landlord shall have the exclusive right to designate the electric service provider to serve the Building.

Tenant covenants and agrees that its use of electric current (exclusive of HVAC) shall not exceed 8.0 watts per square foot of rentable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations.

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